UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2005

000-19061
(Commission File Number)

USCORP.

(Exact name of Registrant as Specified in its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	87-0403330 (I.R.S. Employer Identification No.)

4535 W. Sahara  Ave., Suite 204, Las Vegas, NV 89102

 (Address of principal executive offices)  (Zip Code)

(702) 933-4034
(Registrant’s telephone number, including area code)

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.03 (a) Creation of a Direct Financial Obligation.

(1) On September 27, 2005, the Company entered into a Corporate Promissory Note through a private Swiss fund.

(2) The Amount of the Note is 1,375 ounces of gold bullion; the cash value was $635,662.50; The date of the Note is September 27, 2005; The term of the Note is two years, payable on September 27, 2007; the interest rate is 9% per year compounded; The total amount due on September 27, 2007 is 1,634 ounces of gold; The Note may be paid in part or in total on mutual agreement of the parties at any time; and the Note is a non-recourse obligation of the Company.

(3) The Note will rank no less than any other obligation incurred by the company until fully paid.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2005

USCORP

By:  \s\ Larry Dietz

Name:  Larry Dietz

Title:  President